  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1996,
                             REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                ----------------

                              SYNC RESEARCH, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          3661                  33-0676350
 (State of other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                                  7 STUDEBAKER
                                IRVINE, CA 92718
                                 (714) 588-2070
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             ASSUMED TYLINK CORPORATION 1994 EQUITY INCENTIVE PLAN*
            SYNC RESEARCH, INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)
  *Assumed pursuant to an Agreement and Plan of Reorganization, dated June 27,
                                      1996

                         ------------------------------

                               JOHN H. RADEMAKER
                            CHIEF EXECUTIVE OFFICER
                              SYNC RESEARCH, INC.
                                  7 STUDEBAKER
                                IRVINE, CA 92718
                                 (714) 588-2070
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:
                                MARK A. MEDEARIS
                               VENTURE LAW GROUP
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
                  TITLE OF SECURITIES                     AMOUNT TO BE    OFFERING PRICE       AGGREGATE          AMOUNT OF
                    TO BE REGISTERED                       REGISTERED        PER UNIT        OFFERING PRICE    REGISTRATION FEE
  ASSUMED TYLINK CORPORATION 1994 EQUITY INCENTIVE PLAN
  Common Stock, $0.001 par value........................   423,155           $ 1.5558        $  658,344.55       $  227.02(1)
  Common Stock, $0.001 par value........................    23,605           $14.6875        $  346,698.44       $  119.55(2)
  Total Assumed Plan....................................   446,760(3)
  SYNC RESEARCH INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
  Common Stock, $0.001 par value........................   330,500           $12.6400        $4,177,520.00       $1,440.52(1)
  Common Stock, $0.001 par value........................    20,000           $14.6875        $  293,750.00       $  101.29(2)
  Total 1996 Plan.......................................   350,500(4)
  TOTAL.................................................   797,260                           $5,476,312.99       $1,888.38

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on September 17, 1996.

(3) This total represents 446,760 shares reserved for issuance under the Assumed TyLink Corporation 1994 Equity Incentive Plan (the "Assumed Plan"), which was assumed by the Registrant in connection with the Registrant's acquisition of TyLink Corporation (the "Merger"), as described in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 6, 1996. Of the total 446,760 shares, 423,155 shares are subject to outstanding options and 23,605 shares are available for issuance.

(4) This total represents 350,500 shares reserved for issuance under the Sync Research, Inc. 1996 Non-Executive Stock Option Plan (the "1996 Plan"), which was approved by the Registrant's Board of Directors on August 27, 1996. Of the total 350,500 shares, 330,500 shares are subject to outstanding options and 20,000 shares are available for issuance.

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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

    ITEM 3 (A)

        The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on March 30, 1996, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    ITEM 3 (B)

        The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed on May 2, 1996, Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 12, 1996, each pursuant to
    Section 13 of the Exchange Act, and Current Report on Form 8-K, filed on September 6, 1996.

    ITEM 3 (C)

        Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 10, 1995, and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A, filed on November 4, 1995, each pursuant to Section 12 of the Exchange Act.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    Article X of the Registrant's Amended and Restated Certificate of Incorporation, filed November 17, 1995, provides for indemnification of its directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law.

    Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law against expenses, judgments and other amounts actually and reasonably incurred in connection with a proceeding arising from the person's status as an agent of the Corporation. Such expenses shall be paid by the Corporation in advance of the final disposition of such action if the indemnified person undertakes to repay such amounts if it is determined that he or she is not entitled to indemnification.

    The Registrant has entered into indemnification agreements with certain of its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of culpable nature, insured claims, and claims under Section 16(b)), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

    Reference is also made to Section (c) of the Underwriting Agreement entered into by the Registrant in connection with its initial public offering of its Common Stock indemnifying officers and directors of the Registrant against certain liabilities. In addition, the Registrant has obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable

ITEM 8.  EXHIBITS

  EXHIBIT
   NUMBER                                                 DOCUMENT                                                PAGE
- ------------  ------------------------------------------------------------------------------------------------  ---------
       3.2*   Amended and Restated Certificate of Incorporation
       3.3*   Bylaws.
       4.1**  Amended and Restated 1991 Stock Plan and form of agreement thereunder.
       4.2*   1995 Employee Stock Purchase Plan and forms of agreements thereunder.
       4.3*   1995 Directors' Stock Option Plan and form of agreement thereunder.
       4.4    Assumed TyLink Corporation 1994 Equity Incentive Plan.
       4.5    Sync Research, Inc. 1996 Non-Executive Stock Option Plan.
       5.1    Opinion of Venture Law Group, A Professional Corporation, as to Legality of Securities Being
                Registered.
      23.1    Consent of Venture Law Group, a Professional Corporation (contained in Exhibit 5.1 hereto).
      23.2    Consent of Ernst & Young LLP, Independent Auditors.
      24.1    Power of Attorney.

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*   Incorporated by reference from Registrant's Registration Statement on Form
    S-1 (Registration No. 33-96910), as amended, filed with the Commission on September 14, 1995.

** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.

ITEM 9.  UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Sec-tion 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sync Research, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 19, 1996.

                                SYNC RESEARCH, INC.

                                By:            /s/ RONALD J. SCIOSCIA
                                     -----------------------------------------
                                                 Ronald J. Scioscia
                                           VICE PRESIDENT OF FINANCE AND
                                     ADMINISTRATION AND CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

                               [SEE EXHIBIT 24.1]

                               INDEX TO EXHIBITS

  EXHIBIT
   NUMBER
- ------------

       3.2*   Amended and Restated Certificate of Incorporation.

       3.3*   Bylaws.

       4.1**  Amended and Restated 1991 Stock Plan and form of agreement thereunder.

       4.2*   1995 Employee Stock Purchase Plan and forms of agreements thereunder.

       4.3*   1995 Directors' Stock Option Plan and form of agreement thereunder.

       4.4    Assumed TyLink Corporation 1994 Equity Incentive Plan.

       4.5    Sync Research, Inc. 1996 Non-Executive Stock Option Plan.

       5.1    Opinion of Venture Law Group, A Professional Corporation, as to legality of securities being registered.

      23.1    Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

      23.2    Consent of Ernst & Young, L.L.P., Independent Auditors.

      24.1    Powers of Attorney.

- ------------------------

 * Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended (Registration No. 33-96910), filed with the Commission on September 14, 1995.

** Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.